UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

Odyssey Re Holdings Corp.

(Exact name of Registrant as specified in its charter)

Delaware	6719	52-2301683

(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
140 Broadway, 39th Floor, New York, New York 10005
(212) 978-4700

(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On September 27, 2004, Odyssey Re Holdings Corp. (“ORH”) and its subsidiaries Odyssey America Reinsurance Corporation, Clearwater Insurance Company, Hudson Insurance Company and Hudson Specialty Insurance Company entered into a Credit Agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, a lender and letter of credit issuer, and JPMorgan Chase Bank, Citizens National Bank and PNC Bank, as lenders.

The Credit Agreement provides for a 364-day revolving credit facility of $90 million, which is available for direct, unsecured borrowings by ORH. The credit facility includes a $65 million sub-limit for the issuance of standby letters of credit for the account of ORH or one or more of its insurance and reinsurance company subsidiaries. The credit facility will be used for working capital and other lawful corporate purposes, and for the issuance of letters of credit to support reinsurance liabilities.

Pursuant to the Credit Agreement, approximately $21 million in existing unsecured letters of credit and approximately $19.58 million in existing secured letters of credit, in each case issued prior to the execution of the Credit Agreement, are deemed to have been issued pursuant to the credit facility. All letters of credit issued under the credit facility (other than the existing unsecured letters of credit referred to above) will be fully secured. Letters of credit issued under the credit facility will have a maximum term of one year, but may, in the sole discretion of Bank of America, be automatically renewable, subject to certain conditions.

Loans under the credit facility will bear interest at a fluctuating rate per annum equal to the higher of (a) the federal funds rate plus 0.5% and (b) Bank of America’s publicly announced prime rate. Alternatively, loans will bear interest at the “Eurodollar Rate”, which is the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars, plus 1.250%.

All revolving loans outstanding under the credit facility will be due and payable on September 27, 2005; provided, however, that such date may, at the annual request of ORH and in the sole discretion of each lender, be extended for an additional 364 days (such date, as extended, the “Revolving Commitment Maturity Date”). On the Revolving Commitment Maturity Date, ORH will have the option, subject to certain conditions, to convert all or a portion of the revolving loans then outstanding to term loans due on the date 12 months after the Revolving Commitment Maturity Date. In the case of letters of credit issued under the credit facility, without approval of the lenders, the expiration date shall be no later than the earlier of (a) one year following the date of issuance or last extension of such letter of credit and (b) the day that is seven days prior to the Revolving Commitment Maturity Date.

The Credit Agreement includes customary affirmative and negative covenants, such as limitations on the creation of new indebtedness and on certain liens, restrictions on certain transactions and payments, maintenance of minimum statutory surplus and a maximum debt to total capitalization ratio. A default under the Credit Agreement may be triggered by events such as a failure to comply with financial covenants or other covenants under the Credit Agreement, a failure to make payments when due in respect of or a failure to perform obligations relating to debt obligations in excess of $25 million, a change of control of ORH, or certain ratings downgrades. A default under the Credit Agreement would permit the participating banks to restrict ORH’s ability to further access the credit facility for loans, require the immediate repayment of any outstanding loans with interest and require the cash collateralization of outstanding letter of credit obligations.

Certain of the lenders and/or their affiliates have provided, from time to time, and may continue to provide, commercial banking, investment banking, financial and other services to ORH and/or its affiliates for which ORH and/or its affiliates have paid, and intend to pay, customary fees.

Third Amended and Modified Office Lease Agreement

On September 27, 2004, Odyssey America Reinsurance Corporation (the “Tenant”), a wholly-owned subsidiary of ORH, entered into a Third Amended and Modified Office Lease Agreement (the “Agreement”) with First Stamford Place L.L.C., Merrifield First Stamford L.L.C. (together with First Stamford Place L.L.C., the “Landlord”), Fairfax First Stamford L.L.C. and TIG Insurance Company. The Agreement amends a Lease Agreement, dated as of December 2, 1996, in relation to 300 First Stamford Place, Stamford, Connecticut, the Tenant’s principal place of business, which Lease Agreement was amended by a 1st Amendment of Office Lease dated June 6, 1997 and a Second Amendment of Office Lease Agreement dated as of October 29, 1999 (as amended, the “Lease”).

     Prior to the Agreement, the term of the Lease was to expire on September 30, 2007. Pursuant to the Agreement, the term of the Lease was extended and expires on September 30, 2022. In addition, pursuant to the Agreement, the Tenant was granted two options to renew the term of the Lease for up to two consecutive terms, each of five years (i) commencing October 1, 2022 and expiring on September 30, 2027 and (ii) commencing October 1, 2027 and expiring on September 30, 2032. In connection with the execution of the Agreement, by a separate written instrument, ORH guaranteed to the Landlord the full and timely performance of all of the Tenant’s obligations under the Lease.

     TIG Insurance Company owns approximately 19.5% of ORH’s outstanding common stock and is a majority-owned subsidiary of Fairfax Financial Holdings Limited, ORH’s majority stockholder. Fairfax First Stamford L.L.C. is neither associated nor affiliated with Fairfax Financial Holdings Limited.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

See Item 1.01 above. ORH and its subsidiaries have not made any borrowings under the revolving credit facility as of the date of this Report on Form 8-K. Other than the existing $19.58 million of secured letters of credit and the existing $21 million of unsecured letters of credit described above, no letters of credit have been issued under the credit facility as of the date of this Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2004

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary